EXHIBIT 99.1

Visium Technologies Eliminates Over $182,000 in

Outstanding Debt and All Conversion Overhang Through

Full Settlement of Labrys Notes and Talos Warrants

NEWS PROVIDED BY

Visium Technologies, Inc.

April 14, 2026, 11:30 GMT

Visium Technologies, Inc.

Visium Technologies, Inc. (OTCBB:VISM)

This settlement delivers a swift and economically favorable resolution that removes a significant liability from our balance sheet, eliminating conversion and dilution risk.”

— Mark Lucky

FAIRFAX, VA, UNITED STATES, April 14, 2026 /EINPresswire.com/ -- Visium Technologies, Inc. (the “Company” or “Visium”) (OTC Pink: VISM), a provider of advanced agentic AI-powered cybersecurity solutions through its TruContext™ platform, today announced the execution of a definitive Settlement Agreement (the “Agreement”), dated April 10, 2026, providing for the full and final extinguishment of all outstanding obligations under the Labrys Notes and the Talos Warrants, together with all related transaction documents.

This transaction eliminates all conversion rights, derivative liabilities, and potential dilution associated with these instruments, strengthening Visium’s capital structure as the Company executes its strategic transformation following the recently announced Letter of Intent to acquire ConnexUs AI.

Settlement Terms

Under the terms of the Agreement, Visium will make a single settlement payment on or before April 13, 2026. In exchange, the Company receives:

•	Immediate cancellation of both Labrys Notes (aggregate outstanding balance approximately $182,243.75 as of March 31, 2026) and all related Labrys Transaction Documents (Section 2.1);
•	Immediate cancellation of the 5,112,426 Talos Warrants and all related Talos Transaction Documents (Section 2.2);
•	Mutual general releases, including a broad waiver of unknown claims under applicable Delaware law (Section 3.3);
•	Express termination of all conversion rights, exercise rights, reserved shares, and transfer agent instructions (Sections 2.3 and 5.1);
•	Delivery of cancellation instructions to the Company’s transfer agent with respect to any existing share reserve for conversion; and
•	Standard no-admission and confidentiality protections (Sections 5.3–5.4), subject solely to the Company’s mandatory disclosure obligations under the Securities Exchange Act of 1934, as amended.

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This settlement represents a negotiated compromise of more than 18% below the current face amount of the Labrys Notes and achieves complete elimination of all associated derivative liabilities, conversion overhang, and potential share dilution. The transaction was structured as a direct extinguishment — with Visium as the sole counterparty — ensuring a clean, final resolution without the involvement of any third-party purchaser or assignee.

Management Commentary

Mark Lucky, Chief Financial Officer of Visium Technologies, stated: “This settlement delivers a swift and economically favorable resolution that removes a significant liability from our balance sheet and eliminates all associated conversion risk. By extinguishing the Labrys Notes and Talos Warrants in full, we are taking another decisive step to strengthen our capital structure ahead of the next phase of our growth. Combined with the recently announced Letter of Intent to acquire ConnexUs AI, this action reflects our commitment to positioning Visium for an exciting new chapter — deploying our TruContext™ agentic AI cybersecurity platform at scale and delivering long-term value to our shareholders.”

The settlement is expected to close promptly upon receipt of the wire payment on or before April 13, 2026, subject to satisfaction of the conditions set forth in the Agreement.

About Visium Technologies, Inc.

Visium Technologies, Inc. (OTC Pink: VISM) is a Fairfax, Virginia-based agentic AI cybersecurity company delivering advanced threat detection, autonomous AI governance, and intelligence solutions through its proprietary TruContext™ platform. TruContext™ incorporates TruClaw™, the Company’s AI governance and control layer engineered to identify and neutralize autonomous agent-based threats. The Company is headquartered at 4094 Majestic Lane, Suite 360, Fairfax, VA 22033.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements involve known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied. Words such as “expected,” “positioning,” “commitment,” and similar expressions are intended to identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Mark Lucky

Visium Technologies, Inc.

+1 888-344-9850

email us here

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